Exhibit 99.3

ANTERO MIDSTREAM PARTNERS LP

Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Introduction

Set forth below are the unaudited condensed combined consolidated pro forma balance sheet of Antero Midstream Partners LP (“we,” “us,” “our” or the “Partnership”) as of June 30, 2015 and the unaudited pro forma statements of operations of the Partnership for the six months ended June 30, 2015 and year ended December 31, 2014. The pro forma financial data of the Partnership have been derived from the historical audited and unaudited financial statements of the Partnership, and the historical audited and unaudited financial statements of Antero Resources Corporation’s (“Antero”) water handling business, as the accounting predecessor to Antero Water LLC (“Antero Water”).

On September 23, 2015 the Partnership and its wholly owned subsidiary, Antero Treatment LLC (“Antero Treatment”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Antero. Pursuant to the terms of the Contribution Agreement, Antero agreed to contribute (i) all of the outstanding limited liability company interests of Antero Water LLC (“Antero Water”) to the Partnership and (ii) all of the assets, contracts, rights, permits and properties owned or leased by Antero and used primarily in connection with the construction, ownership, operation, use or maintenance of Antero’s advanced wastewater treatment complex to be constructed in Doddridge County, West Virginia, to Antero Treatment (collectively, (i) and (ii) are referred to herein as the “Contributed Assets”). In consideration for the contribution of the Contributed Assets, the Partnership (i) paid Antero a cash distribution equal to $552.5 million less $171 million of assumed debt, (ii) issued 10,988,421 common units representing limited partner interests in the Partnership to Antero and distributed proceeds of approximately $241 million from a private placement of common units to the Partnership and (iii) has agreed to pay Antero (a) $125 million in cash if Antero purchases 176,295,000 barrels or more of fresh water from the Partnership during the period between January 1, 2017 and December 31, 2019 and (b) an additional $125 million in cash if Antero purchases 219,200,000 barrels or more of fresh water from the Partnership during the period between January 1, 2018 and December 31, 2020.

The Partnership and Antero Water are controlled by a common parent entity, Antero; therefore, the acquisition of Antero Water by the Partnership (the “Water Acquisition”) is a transaction between entities under common control. As a result, Antero Water’s assets and liabilities will be recorded by the Partnership at their historical cost, with the difference between this historical cost and the Water Acquisition proceeds being recorded as an adjustment to partners’ capital.

The unaudited pro forma statements of condensed combined consolidated operations for the six months ended June 30, 2015 and for the year ended December 31, 2014, and the unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2015, are based upon the historical consolidated financial statements of the Partnership, as presented in the Partnership’s Form 10-Q for the six months ended June 30, 2015 and the Partnership’s Form 10-K for the year ended December 31, 2014, and the historical  predecessor-financial statements of Antero Water. The unaudited pro forma statements of condensed combined consolidated operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 have been prepared as if the Water Acquisition occurred on January 1, 2014. The unaudited pro forma condensed combined consolidated balance sheet has been prepared as if the Water Acquisition occurred on June 30, 2015. The unaudited pro forma condensed combined consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal and state income taxes.  The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the accompanying notes and with the historical audited and unaudited financial statements and related notes.

The unaudited pro forma condensed combined consolidated financial statements give pro forma effect to the following:

•                  the private placement to certain institutional investors of 12,898,000 common units for gross proceeds of approximately $243 million in cash; and

•                  Antero’s contribution of the Contributed Assets to the Partnership in exchange for $552.5 million in cash less $171 million of assumed debt, consisting of 10,988,421 common units representing limited partner interests in the Partnership to Antero, and distributed proceeds of approximately $241 million from a private placement of common units to the Partnership.

On February 28, 2014, Antero Midstream LLC (“Midstream Operating”), a wholly owned subsidiary of the Partnership, entered into a credit facility agreement (“Midstream Credit Facility”) with the lenders of Antero’s credit facility. On November 10, 2014, in connection with the Partnership’s IPO, Antero Water assumed the Midstream Credit Facility under amended terms (the “Water Facility”), in order to provide for separate borrowings attributable to Antero’s water handling business, which contains covenants that are substantially identical to those under the Antero Credit Facility.  As of June 30, 2015, there was $153.0 million of borrowings outstanding under the Water Facility. In connection with the contribution of Antero Water to us, we used a portion of the proceeds of this transaction to repay in full borrowings under the Water Facility that we assumed.

The unaudited pro forma condensed combined consolidated financial statements of the Partnership have been derived from the historical financial statements of the Partnership and Antero Water and are qualified in their entirety by reference to such historical financial statements and the related notes contained therein. The unaudited pro forma condensed consolidated consolidated financial statements are not necessarily indicative of the results that actually would have occurred if the Partnership had acquired Antero Water on the dates indicated or which will be obtained in the future.

ANTERO MIDSTREAM PARTNERS LP

Pro Forma Condensed Combined Consolidated Balance Sheet

June 30, 2015

(Unaudited)

(In thousands, except unit counts)

	Partnership	Antero Water	Pro Forma		Partnership
	Historical	Historical	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$112,867	$—	$241,176	(a)	$83,542
			525,000	(b)
			(793,626	)(c)
			(1,875	)(d)
Accounts receivable—affiliate	18,675	6,513	—		25,188
Prepaid expenses	209	—	—		209
Total current assets	131,751	6,513	(29,325)		108,939
Property and equipment:
Gathering and compressions systems	1,325,106	—	—		1,325,106
Water handling systems	—	441,692	—		441,692
Treatment Facility	—	—	23,000	(j)	23,000
Less accumulated depreciation	(80,782)	(31,296)	—		(112,078)
Property and equipment, net	1,244,324	410,396	23,000		1,677,720
Other assets, net	16,823	—	1,875	(d)	18,698
Total assets	$1,392,898	$416,909	$(4,450)		$1,805,357
Liabilities and Partners’ Capital
Current liabilities:
Accounts payable	$7,260	$3,086	$—		$10,346
Accounts payable—affiliate	1,430	—	—		1,430
Accrued capital expenditures	23,264	2,504	23,000	(j)	48,768
Accrued ad valorem tax	9,852	5,527	—		15,379
Accrued liabilities	5,184	3,963	—		9,147
Short-term debt	—	153,000	(153,000	)(e)	—
Other current liabilities	—	356	—		356
Total current liabilities	46,990	168,436	(130,000)		85,426
Long-term liabilities
Long-term debt	—	—	525,000	(b)	525,000
Contingent acquisition consideration	—	—	174,716	(f)	174,716
Other	—	696	—		696
Total liabilities	46,990	169,132	569,716		785,838
Partners’ capital:
Common units - public (58,922,054 units issued and outstanding)	1,090,453	—	241,176	(a)	1,331,629
Common units - Antero (40,929,378 units issued and outstanding)	74,013	—	—		(124,746)
			86,774	(g)
			53,581	(e)
			(61,186	)(f)
			(277,928	)(c)
Subordinated units (75,940,957 units issued and outstanding)	181,442	—	161,003	(g)	(187,364)
			(113,530	)(f)
			99,419	(e)
			(515,698	)(c)
Parent net investment	—	247,777	(247,777	)(g)	—
Total capital	1,345,908	247,777	(574,166)		1,019,519
Total liabilities and partners’ capital	$1,392,898	$416,909	$(4,450)		$1,805,357

ANTERO MIDSTREAM PARTNERS LP

Pro Forma Condensed Combined Consolidated Statement of Operations and Comprehensive Income

Six Months Ended June 30, 2015

(Unaudited)

(In thousands, except unit counts and per unit amounts)

	Partnership	Antero Water	Pro Forma		Partnership
	Historical	Historical	Adjustments		Pro Forma
Revenue:
Gathering and compression—affiliate	$108,836	$—	$—		$108,836
Water handling—affiliate	—	64,941	—		64,941
Water handling—third party	—	151	—		151
Total revenue	108,836	65,092	—		173,928
Operating expenses:
Direct operating	22,981	14,241	—		37,222
General and administrative (including $8,619 and $2,999 of equity-based compensation incurred by the Partnership and Antero Water, respectively)	19,418	4,660	—		24,078
Depreciation	29,673	12,282	—		41,955
Total operating expenses	72,072	31,183	—		103,255
Operating income	36,764	33,909	—		70,673
Interest expense	1,666	1,556	5,250	(h)	8,472
Net income and comprehensive income	$35,098	$32,353	$(5,250)		$62,201

Net income attributable to Antero Midstream Partners LP subsequent to IPO	35,098	32,353	(5,250)		62,201
Less: General partner’s interest in net income subsequent to IPO	—	(32,353)	—		(32,353)
Limited partners’ interest in net income subsequent to IPO	$35,098	$—	$(5,250)		$29,848
Net income per limited partner unit:
Basic
Common units	$0.23				$0.17
Subordinated units	$0.23				$0.17
Diluted
Common units	$0.23				$0.17
Subordinated units	$0.23				$0.17
Weighted average number of limited partner units outstanding:
Basic
Common units	75,940,957		23,886,421	(a) (i)	99,827,378
Subordinated units	75,940,957				75,940,957
Diluted
Common units	75,956,354		23,886,421	(a) (i)	99,842,775
Subordinated units	75,940,957				75,940,957

ANTERO MIDSTREAM PARTNERS LP

Pro Forma Condensed Combined Consolidated Statement of Operations and Comprehensive Income

Year Ended December 31, 2014

(Unaudited)

(In thousands, except unit counts and per unit amounts)

	Partnership	Antero Water	Pro Forma		Partnership
	Historical	Historical	Adjustments		Pro Forma
Revenue:
Gathering and compression—affiliate	$95,746	$—	$—		$95,746
Water handling—affiliate	—	162,283	—		162,283
Water handling—third party	—	8,245	—		8,245
Total revenue	95,746	170,528	—		266,274
Operating expenses:
Direct operating	15,470	33,351	—		48,821
General and administrative (including $8,619 and $2,999 of equity-based compensation incurred by the Partnership and Antero Water, respectively)	22,035	8,331	—		30,366
Depreciation	36,789	16,240	—		53,029
Total operating expenses	74,294	57,922	—		132,216
Operating income	21,452	112,606	—		134,058
Interest expense	4,620	1,563	10,500	(h)	16,683
Net income and comprehensive income	$16,832	$111,043	$(10,500)		$117,375

Net income attributable to Antero Midstream Partners LP subsequent to IPO	7,422	22,234	(2,102)		27,554
Less: General partner’s interest in net income subsequent to IPO	—	(22,234)	—		(22,234)
Limited partners’ interest in net income subsequent to IPO	$7,422	$—	$(2,102)		$5,320
Net income attributable to Antero Midstream Partners LP subsequent to IPO per limited partner unit (basic and diluted)
Common unitholders	$0.05				$0.03
Subordinated units	$0.05				$0.03
Weighted average number of limited partner units outstanding (basic and diluted):
Common unitholders	75,940,957		23,886,421	(a) (i)	99,827,378
Subordinated units	75,940,957				75,940,957

ANTERO MIDSTREAM PARTNERS LP

Notes to Unaudited Pro forma Financial Statements

(1)         Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of the Partnership and the historical financial statements of Antero Water LLC Predecessor. The pro forma adjustments have been prepared as if the Water Acquisition and certain related transactions occurred on (i) January 1, 2014 in the case of the unaudited pro forma statements of consolidated operations for the six months ended June 30, 2015, and for the year ended December 31, 2014 and (ii) June 30, 2015 in the case of the unaudited pro forma condensed consolidated balance sheet. The contribution of Antero Water to the Partnership was recorded at Antero’s historical cost as this transaction is between entities under common control.

(2)         Pro Forma Adjustments

The adjustments are based on currently available information and certain estimates and assumptions, and therefore, the actual effects of these transactions will differ from the pro forma adjustments. A general description of these transactions and adjustments are provided as follows:

(a)         The proceeds of approximately $241.2 million, net of $1.8 million in offering costs, from the issuance and sale of 12,898,000 common units.

(b)         The borrowing of $525 million under the Partnership’s revolving credit facility to fund a portion of the purchase price of the Water Acquisition.

(c)          Cash of approximately $793.6 million applied to the distribution to Antero and repayment of assumed debt.

(d)         The payment of estimated costs associated with increasing the Partnership’s revolving credit facility of $1.9 million.

(e)          A portion of the offering proceeds used to repay the outstanding balance under the Water Facility of $153.0 million, which was incurred to fund capital expenditures with respect to Antero Water.

(f)           The estimated fair value of contingent acquisition consideration of approximately $174.7 million, which was allocated between Antero’s common and subordinated units on a pro rata basis.

(g)          The conversion of adjusted parent net investment of $247.8 million to Antero’s common and subordinated interest in the Partnership on a pro rata basis.

(h)         The interest expense on approximately $525.0 million in borrowings under the revolving credit facility as though the borrowing occurred on January 1, 2014. Interest is calculated at an estimated annual interest rate of 2%. Pro forma interest expense is calculated quarterly, and would result in additional pro forma interest expense of approximately $5.3 million for the six months ended June 30, 2015 and approximately $10.5 million for the year ended December 31, 2014.

(i)             The issuance of 23,886,421 common units representing limited partner interests in the Partnership.

(j)            The estimated land and construction deposits on treatment facility of approximately $23 million.

(3)         Pro Forma Net Income Per Limited Partner Unit

Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the net income and loss allocation provisions of the partnership agreement, to the common and subordinated units expected to be outstanding at the closing of the offering.

Pro forma Partnership earnings per unit was calculated using common and subordinated units. The common and subordinated units represented an aggregate 100% limited partner interest in Antero Midstream Partners LP. All units were assumed to have been outstanding since January 1, 2014.

We compute earnings per unit using the two-class method. The two- class method requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.

The two-class method does not impact our overall net income or other financial results; however, in periods in which aggregate net income exceeds our aggregate distributions for such period, it will have the impact of reducing net income per limited partner unit. This result occurs as a larger portion of our aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed our aggregate distributions for such period, the two-class method does not have any impact on our calculation of earnings per limited partner unit.

Basic and diluted pro forma net income per unit are equivalent as there are no dilutive equity instruments at the date of the Water Acquisition. Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, our general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to our general partner than to the holders of common and subordinated units. The pro forma net income per unit calculations assume that no incentive distributions were made to our general partner because no such distribution would have been paid based upon the pro forma available cash from operating surplus for the periods.